UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE SECURITIES

EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2024

HANOVER BANCORP, INC.

(Exact name of registrant as specified in its charter)

New York	001-41384	81-3324480
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 East Jericho Turnpike, Mineola, New York	11501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 548-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock	HNVR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

Exchange Agreement

On April 25, 2024, Hanover Bancorp, Inc. (the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Castle Creek Capital Partners VIII, L.P. (“Castle Creek”).  Castle Creek is an existing shareholder of the Company, which may from time to time desire to purchase additional shares of the Company’s voting common stock (“Additional Common Shares”).  However, pursuant to applicable bank regulatory limitations, Castle Creek may not exceed 9.9% ownership of the Company’s voting securities without seeking applicable regulatory approvals.

In order to permit Castle Creek to acquire Additional Common Shares from time to time without exceeding the 9.9% threshold, the Company agreed to: (i) file with the Secretary of State of the State of New York a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Amendment”) increasing the number of authorized shares of the Company’s Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stock”) from 150,000, par value $0.01 per share, to 450,000, par value $0.01 per share; and (ii) to enter into the Exchange Agreement, whereby the Company agreed to issue to Castle Creek, in exchange for 125,000 shares of voting common stock of the Company, an additional 125,000 shares of the Company’s Series A Preferred Stock.

The Exchange Agreement contains representations, warranties and covenants of the Company and by Castle Creek that are customary in similar transactions.

The Exchange Agreement also provides that, upon such time as Castle Creek acquires such number of Additional Shares so that its aggregate holdings of the Company’s common stock and Series A Preferred Stock exceeds 865,000 shares (the “ownership trigger”), it shall be entitled to: (i) certain access, information, and other rights provided for therein; and (ii) for so long as Castle Creek, together with its affiliates, owns in the aggregate at least 4.9% of the outstanding shares of the Company’s common stock, Castle Creek will be entitled to designate either (i) one representative to be appointed to the board of directors of the Company and its subsidiary bank or (ii) one representative to attend the meetings of the board of directors of the Company and its subsidiary bank in a non-voting, non-participating observer capacity.  The rights set forth under (ii) above are in lieu of any rights Castle Creek has under that certain existing Board Observation Agreement, dated as of October 28, 2022, between the Company and Castle Creek.

In the event Castle Creek seeks to transfer the shares of Series A Preferred Stock it holds, the Company has a right of first offer under the terms of the Exchange Agreement.

The preferences, limitations, powers and relative rights of the Series A Preferred Stock are set forth in that certain Certificate of Amendment to Certificate of Incorporation designation of Series A Convertible Perpetual Preferred Stock filed with the New York Secretary of State on October 25, 2022 (the “Original Designation”), and which are described in detail in that certain Current Report on Form 8-K filed by the Company on or about October 31, 2022.  The sole purpose of the Amendment is to increase the authorized shares of Series A Preferred Stock to 450,000, of which: (i) 125,000 of which will be issued in connection with the consummation of the transactions contemplated by the Exchange Agreement, and (ii) 150,000 of which were previously issued and outstanding.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 1.01 with respect to the Amendment is incorporated by reference into this Item 5.03.  The Amendment was effective upon filing with the New York Secretary of State.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The following Exhibits are furnished as part of this report:

Exhibit Number	Description

Exhibit 3.1	Certificate of Amendment to the Certificate of Incorporation increasing the shares of Series A Convertible Perpetual Preferred Stock
Exhibit 10.1	Exchange Agreement
Exhibit 104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER BANCORP, INC.

Date: April 26, 2024	By:	/s/ Lance P. Burke
Lance P. Burke
Executive Vice President & Chief Financial Officer
(Principal Financial Officer)